Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2013, with respect to the consolidated financial statements, accompanying financial statement schedule, and internal control over financial reporting included in the Annual Report of Gentherm Incorporated and subsidiaries on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Gentherm Incorporated and subsidiaries on Forms S-3 (File Nos. 333-171787, effective January 28, 2011, 333-176887, effective September 28, 2011 and amended effective June 7, 2012, 333-181976, effective June 22, 2012 and 333-186806, effective March 1, 2013) and on Forms S-8 (File Nos. 333-03926, effective April 23, 1996, 333-44007, effective January 9, 1998, 333-61632, effective May 24, 2001, 333-100811, effective October 29, 2002, 333-139868, effective January 9, 2007, 333-164990, as amended, effective March 30, 2011, 333-176884, effective September 16, 2011 and 333-181975, effective June 7, 2012).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 15, 2013